United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

                February 17, 2012
Date of Report (Date of earliest event reported)

   OVERSEAS SHIPHOLDING GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

1-6749-1
Commission File Number

Delaware	13-2637623
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

666 Third Avenue
               New York, New York 10017
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code (212) 953-4100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events.

Item 8.01	Other Events.

On February 17, 2012, Overseas Shipholding Group, Inc. (“OSG”) withdrew its application with the Maritime Administration of the U.S. Department of Transportation for Title XI loan guarantees with respect to two Jones Act shuttle tankers following indications from the Maritime Administration that the application would not be approved in the form in which it was submitted.  The two shuttle tankers were delivered to OSG in 2010 and 2011, are fully paid for and mortgage free and are on time charters expiring in 2015, with charterers having extension options.

The Title XI application was one of a wide range of actions OSG is pursuing in order to enhance its liquidity and maintain its financial flexibility.  The withdrawal of the application will not affect OSG’s financial position and OSG remains in full compliance with all of its financial covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSEAS SHIPHOLDING GROUP, INC.
(Registrant)
Date: February 17, 2012	By: /s/James I. Edelson
	Name: Title:	James I. Edelson Senior Vice President, General Counsel and Secretary